EXHIBIT 99.2


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October 7, 1998


Board of Directors
Ridgewood Financial, Inc.
531 North Maple Ave.
Ridgewood, New Jersey 07450

Dear Board Members:

This report represents FinPro, Inc.'s ("FinPro") updated independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Ridgewood Financial, Inc. in connection with the Reorganization and stock issuance (the "Reorganization") of Ridgewood Savings Bank of New Jersey (the "Bank") from a New Jersey chartered mutual savings bank to a New Jersey chartered stock savings bank. As part of the reorganization, the Bank will become a wholly owned subsidiary of Ridgewood Financial, Inc. (the "Company"), a New Jersey-chartered stock corporation. Upon consummation of the reorganization, the Company will own all of the shares of the Bank. A majority of the common stock of the Company to be issued will be owned by a New Jersey-chartered mutual savings bank holding company that will have the same directors and officers as the Bank. The remainder (less than half) of the common stock of the Company is being offered to the public in accordance with a plan of reorganization and stock issuance.

This appraisal update is furnished pursuant to market pricing as of October 5, 1998. FinPro's original appraisal report dated August 25, 1998 included the Bank's results for the six months ended June 30, 1998 and market pricing as of August 13, 1998. FinPro's original appraisal report is incorporated herein by reference.

The appraisal is being updated for the following reasons:

* This appraisal is being updated to conform to other MHC offerings that that are competing for subscriptions in the market at the same time.

* Every index declined since the original appraisal ranging from -1.38% to -24.03%.

*    MHC pricing over the same period is down 18.97%.

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Ridgewood Financial, Inc., Appraisal update                               Page 1
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*    Recent MHC subscriptions have been lackluster indicating a lack of interest in MHC's.

* The original appraisal multiples are high relative to other current MHC offerings in the local market.

* Nine of the twelve comparables have declined in price ranging from -1.21% to -31.34%.

* Two of the last four MHC reorganizations are trading below their IPO price and the other two are trading at par. The most recent local MHC, West Essex Savings, is trading at Par due to the aftermarket purchase of ESOP shares.


Pursuant to the Plan of Reorganization, the Bank will become a wholly owned subsidiary of Ridgewood Financial, Inc. (the "Company"), a New Jersey-chartered stock corporation. Upon consummation of the reorganization, the Company will own all of the shares of the Bank. A majority of the common stock of the Company to be issued will be owned by a New Jersey-chartered mutual savings bank holding company that will have the same directors and officers as the Bank. The remainder (less than half) of the common stock of the Company is being offered to the public in accordance with a plan of reorganization and stock issuance.


In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows: the Bank would undertake a mutual holding company reorganization issuing 47% of the common stock to the public, and 53% of the common stock to the Mutual Holding Company, the stock will be issued at $7 per share, the conversion expenses will be $600 thousand there will be an 8% ESOP funded internally and amortized straight line over 10 years, there will be a 4% MRP amortized straight line over 5 years, a tax rate of 37%, and the proceeds from the offering will initially be reinvested at the one year treasury rate of 5.41% (tax adjusted to 3.41%) at 6/30/98

In preparing this appraisal update, FinPro reviewed its original appraisal, the Bank's prospectus and the Bank's financial reports as of June 30, 1998 in light of recent developments in stock market conditions. FinPro reviewed other sources of public information that FinPro believes are reliable; however, FinPro cannot guarantee the accuracy and completeness of such information.


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Ridgewood Financial, Inc., Appraisal update                               Page 2
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FinPro's  appraisal  update is based  upon the  Bank's  representation  that the information contained in its prospectus and additional information furnished to us by same is truthful, accurate, and complete. FinPro did not independently verify the financial statements, and other information provided by the Bank, nor did FinPro independently value any of the Bank's assets or liabilities. This appraisal update considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

FinPro's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. FinPro, Inc. is not a seller of securities within the meaning of any federal or state securities laws, and any report prepared by FinPro, Inc. shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

FinPro's opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Ridgewood Savings Bank of New Jersey could materially affect the assumptions used in preparing this opinion.


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Ridgewood Financial, Inc., Appraisal update                               Page 3

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-------------------------------------
UPDATED COMPARABLE GROUP FINANCIAL
           COMPARISONS
-------------------------------------


The following figure presents the financial ratios for the Bank and the Comparable Group.

                      FIGURE 1 - KEY FINANCIAL INDICATORS

                                [FIGURE OMITTED]


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Ridgewood Financial, Inc., Appraisal update                               Page 4

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                                [FIGURE OMITTED]



Source: Offering Prospectus and SNL Securities

Note:   The Bank's June 30, 1998 ratios are six month figures, annualized.


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Ridgewood Financial, Inc., Appraisal update                               Page 5

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On a comparable  basis using June 30, 1998 data for the Bank and the most recent quarter for the Comparable Group, the Bank had a lower loan to assets ratio, 43.12%, and a higher deposits to assets ratio, 81.84%, when compared to the Comparable Group's medians of 52.16% and 66.74%, respectively. The lower loan to deposit ratio is consistent with the funding mix for the Comparable Group, with a median borrowing to asset ratio of 20.05% as compared to the Bank's 10.48%.


In terms of growth, the Bank's assets, loans and deposits increased 9.02%, (2.68%) and 6.80%, respectively, while the median growth rates of the Comparable Group were 9.74%, 7.81% and 5.62%, respectively.

The Bank had an equity to asset ratio of 7.15% while the Comparable Group had a median equity to asset ratio of 10.70%. The Bank will have a similar level of capital after the conversion, 10.07%, assuming the offering closes at the midpoint.

Based on the similarities of the equity ratios, balance sheet ratios and the minimal shifts in the Comparable Group's medians, no adjustment is still warranted for Balance Sheet Strength.

The Bank's lower level of nonperforming loans as a percent of loans, 0.01%, but offsetting lower level of reserves as a percent of loans, 0.72%, continue to warrant no adjustment when compared to the Comparable Group medians of 0.40% and 1.29%, respectively.

The Bank's ROAA and ROAE for the six months ended June 30, 1998 were 0.42% and 5.59%, respectively, while the Comparable Group's ROAA and ROAE which were 0.89% and 7.92%, respectively. Due to the lower level of ROAA and ROAE a downward adjustment is still warranted for earnings.

The Comparable Group's dividends, market area and management have not changed substantially. Therefore no changes are warranted for the dividends, market area and management.


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Ridgewood Financial, Inc., Appraisal update                               Page 6

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-------------------------------------
       THRIFT EQUITY MARKET
-------------------------------------

This section presents an analysis of the change in the equities market between August 13, 1998 and October 5, 1998. Since August 13, 1998, (the date of the market prices in FinPro's original appraisal), stock prices, as measured by the S&P 500 and Dow Jones indices decreased 8.03% and 8.67%, respectively. The market for thrift stocks, as measured by the SNL thrift index, has declined 18.37%. The index changes were as follows:


                         FIGURE 2 - PERIOD INDEX CHANGE

                                [FIGURE OMITTED]



The change in market for thrift stocks and for the U.S. equity market in general would indicate that there should be a downward adjustment made to the estimated value range.


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Ridgewood Financial, Inc., Appraisal update                               Page 7

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The median New Jersey fully  converted  thrift  stock price has declined  12.30%
since August 13, 1998 and the median New Jersey MHC's stock price has declined 14.93% since August 13, 1998. The overall decline in the price of a majority of the New Jersey thrifts indicates a downward adjustment.

                       FIGURE 3 - NEW JERSEY PRICE CHANGE

                                [FIGURE OMITTED]


Source:  SNL Securities and FinPro Calculations


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Ridgewood Financial, Inc., Appraisal update                               Page 8

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The Comparable Group experienced an average price decrease of 8.91% and a median decrease of 6.50%. The fact that the pricing has declined for nine of twelve comparables is a strong indication that a downward adjustment is warranted.

                       FIGURE 4 - COMPARABLE PRICE CHANGE


                                [FIGURE OMITTED]

Source:  SNL Securities and FinPro Calculations

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Ridgewood Financial, Inc., Appraisal update                               Page 9

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The change in median New Jersey fully  converted  thrift's price to LTM earnings per share and median price to tangible book value were -12.80% and -12.25%, respectively. The change in median New Jersey MHC thrift's price to LTM earnings per share and median price to tangible book value were -21.01% and -21.00%, respectively. These changes justify downward adjustments.

                       FIGURE 5 - STATE MULTIPLE CHANGES

                                [FIGURE OMITTED]

Source SNL Securities and FinPro Calculations

The Comparable Group's median price to LTM earnings per share decreased by 5.53%, and the median price to tangible book value decreased by 4.43%. Again, these indicate downward adjustments.

                     FIGURE 6 - COMPARABLE MULTIPLE CHANGES

                                [FIGURE OMITTED]

Source: SNL Securities and FinPro Calculations

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Ridgewood Financial, Inc., Appraisal update                              Page 10

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-------------------------------------
     RECENT STANDARD CONVERSIONS
-------------------------------------

Recent conversions, specifically MHC's and second steps, have had difficulty reaching the minimum of their estimated value ranges. Additionally, for the periods presented below, two standard conversions have had their stock price drop below the initial IPO price while a third is trading at its IPO price.

             FIGURE 7 - RECENT STANDARD CONVERSION PERFORMANCE 1998

                                [FIGURE OMITTED]


Source: SNL Securities and FinPro Calculations


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Ridgewood Financial, Inc., Appraisal update                              Page 11

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             FIGURE 8 - RECENT STANDARD CONVERSION PERFORMANCE 1997

                                [FIGURE OMITTED]


Source: SNL Securities and FinPro Calculations


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Ridgewood Financial, Inc., Appraisal update                              Page 12
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                             MHC RECENT CONVERSIONS

Two of the six 1998 MHC reorganizations are trading below their IPO prices and West Essex is trading at par based on the aftermarket purchase of the ESOP shares, indicating the need to adjust the appraisal range downward.

            FIGURE 9 - RECENT MHC CONVERSION PERFORMANCE 1997 & 1998

                                [FIGURE OMITTED]

Source: SNL Securities and FinPro Calculations

The aftermarket performance of MHC's recently have been anemic which is adding to the unattractiveness of MHC's in general. Also, MHC's undertaken in 1997 are also down considerably from their highs.
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Ridgewood Financial, Inc., Appraisal update                              Page 13
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The average and median New Jersey MHC's trading prices have decreased 14.93% for both. The average and median trading prices for all MHC's have declined by 20.35% and 18.97%, respectively. The following table is the most compelling reason that the estimated valuation range established in the initial appraisal needs to be adjusted downward.

                         FIGURE 10 - MHC PRICE CHANGES

                                [FIGURE OMITTED]


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Ridgewood Financial, Inc., Appraisal update                              Page 14
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                        FIGURE 11 - MHC MULTIPLE CHANGES

                                [FIGURE OMITTED]

All MHC's, both local and nationwide, have had a decrease in price change since August 13, 1998, which indicates a downward adjustment. Specifically, New Jersey MHC's have declined in price by an average of 14.93% while the average price for all MHC's nationally dropped 20.35%. Additionally, the average trading multiples in New Jersey are down between 21.00% and 21.02% while the national multiples are down from 21.73% and 21.88%.

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Ridgewood Financial, Inc., Appraisal update                              Page 15
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                             CURRENT MARKET PRICING

                   FIGURE 12 - PENDING STANDARD TRANSACTIONS

                                [FIGURE OMITTED]



                      FIGURE 13 - PENDING MHC TRANSACTIONS

                                [FIGURE OMITTED]


Note:Data for Greene County and Oneida Savings is prior to appraisal updates filed on October 7, 1998.

To remain consistent with other offerings that will be subscribing at the same time, a downward adjustment is justified.

As Figure 13 illustrates, the MHC Pro Forma multiples for Ridgewood are high relative to other current MHC offerings (Willow Grove and Provident). Service Bancorp is in its extended community offering period and Revere is expected to be updated shortly consistent with the numbers provided in this update.


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Ridgewood Financial, Inc., Appraisal update                              Page 16
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-------------------------------------
     CURRENT MARKET DIRECT MHC
         COMPARABLE PRICING
-------------------------------------

                    FIGURE 14 - CURRENT LOCAL MHC OFFERINGS

                                [FIGURE OMITTED]


(2)  The multiples shown include the appraisal updates as of 10/7/98.

Most investors have been hurt in the last month or so due to price declines and have become, as a group, illiquid due to margin calls. As such, they will be very selective in this next round of subscriptions. It is critical that all similar offerings be priced consistently and that the only differences in price came on financial or operational issues, not on market reflected issues. This update eliminates the market variable in the pricing of comparable MHC's in the local market.




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Ridgewood Financial, Inc., Appraisal update                              Page 17
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-------------------------------------
     OTHER PERTINENT INFORMATION
-------------------------------------


* Professionals, probably the result of margin calls on their existing portfolios, are illiquid and are not subscribing heavily in recent MHC offerings.

* Of all conversions, either MHC or standard, since July 13, 1998, only Farnsworth Bancorp, Inc. is trading at a premium. The other eight are at or below their IPO price. (See page 3 of the attached SNL Conversion Watch issue dated October 6, 1998).

* With the exception of West Essex, the other current MHC's in subscription had to go to the community for a prolonged period to get enough orders to close in their respective ranges.

* The last four MHC reorganizations, since April 20, 1998, are all at or below their IPO price. The other two MHC's in 1998 are currently trading at less than 15% over their IPO prices.

*    As shown in Figure 10, every MHC has lost significant value recently.

Recent articles in major trade publications, such as The American Banker, are fueling the flight from bank and thrift stocks. Provided below are some sample front page headlines from recent American Banker issues;

Tuesday, October 6, 1998 Investors Dump Bank Stocks as 3Q Profit Fears Take Hold

Monday, October 5, 1998 Betting Heavy That the worst Isn't Over for Bank Stocks

Thursday, October 1, 1998 Fed Rate Cut Disappoints Market, But a Bigger One Might Have Too

Tuesday, September 29, 1998 OCC Sounds Quality Alert On Loans to Consumers

Tuesday, September 29, 1998 As Wall Street Beats a Retreat, Banks Eye a Return to Real Estate

Friday, September 25, 1998 Scared Investors Flee Bank Stocks, Worst Is Still to Come, Some Predict

Thursday, September 24, 1998 Some Giants Pulled Back Early from Bank Stocks

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Ridgewood Financial, Inc., Appraisal update                              Page 18
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-------------------------------------
      VALUATION DETERMINATION
-------------------------------------

As in our initial appraisal, FinPro has analyzed the pro forma price to earnings, pro forma price to tangible book and pro forma price to book ratios in combination with one another in determining an appropriate pro forma estimated market value for the Bank. FinPro has considered the price to assets ratio as well in its valuation approach. Additional supporting data is as follows:

          Exhibit 1 - Comparison of State and  Comparable  Multiples  August 13,
                      1998 and October 5, 1998

          Exhibit 2 - Industry Multiples at October 5, 1998

          Exhibit 3 - Selected Data for the Comparable Group

          Exhibit 4 - Performance of Recent Conversions

          Exhibit 5 - Selected Data on all Public Thrifts

          Exhibit 6 - Appraisal  Pro  Forma  June 30,  1998 - Full  Offering  12
                      Months Data Adjusted

          Exhibit 7 - Appraisal  Pro  Forma June 30,  1998 - MHC 12 Months  Data
                      Adjusted

          Exhibit 8 - Offering  Circular  Stub  Period Pro Forma June 30, 1998 -
                      MHC 6 Months Data Unadjusted

          Exhibit 9 - Offering  Circular  Pro Forma  December  31, 1997 - MHC 12
                      Months Data Unadjusted

Since the date of the original appraisal, the median Comparable Group stock price has decreased 6.50% (Figure 4), the median New Jersey fully converted stock price has decreased 12.30% (Figure 3), and the median New Jersey MHC stock price has decreased 14.93%. The SNL index decreased 18.37%, while the S&P index decreased 8.03% (Figure 2). The change in market prices would indicate that a downward adjustment is warranted.

Additionally,  the level of subscriptions and aftermarket  performance of recent
conversions   suggest  that  a  reduction  of  the  estimated   value  range  is
appropriate.
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Ridgewood Financial, Inc., Appraisal update                              Page 19
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Based upon these factors,  FinPro  believes that a valuation  range,  on a fully converted basis of $21,000,000 at the midpoint, $17,850,000 at the minimum and $24,150,000 at the maximum ($27,772,500 at the adjusted maximum) is appropriate. The resulting pro forma pricing ratios to the Comparable Group, New Jersey thrifts and all public thrifts are as follows:

         FIGURE 15 - UPDATED PRICING MULTIPLES TO THE COMPARABLE GROUP

                                [FIGURE OMITTED]


Source:  FinPro Computations
Note:  The Bank's pro forma multiples reflect results as of June 30, 1998.


                     FIGURE 16 - VALUE RANGE OFFERING DATA

                                [FIGURE OMITTED]


Source:  FinPro Computations

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Ridgewood Financial, Inc., Appraisal update                              Page 20
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The  valuation  range  on an MHC  basis  is,  therefore,  of  $9,870,000  at the midpoint, $8,389,500 at the minimum and $11,350,500 at the maximum ($13,053,075 at the adjusted maximum) is appropriate. The resulting pro forma pricing ratios to the Comparable Group, New Jersey thrifts and all public thrifts are as follows:

       FIGURE 17 - UPDATED MHC PRICING MULTIPLES TO THE COMPARABLE GROUP

                                [FIGURE OMITTED]


Source:  FinPro Computations
Note:  The Bank's pro forma multiples reflect results as of June 30, 1998.

                   FIGURE 18 - MHC VALUE RANGE OFFERING DATA

                                [FIGURE OMITTED]


Source:  FinPro Computations

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Ridgewood Financial, Inc., Appraisal update                              Page 21
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-------------------------------------
      VALUATION CONCLUSION
-------------------------------------

As of October 7, 1998, it is FinPro's opinion that the estimated pro forma market value of the Bank in a MHC offering, is $9,870,000 at the midpoint, $8,389,500 at the minimum and $11,350,500 at the maximum and $13,053,075 at the supermaximum.

                                Respectfully Submitted,

                                FinPro, Inc.

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Ridgewood Financial, Inc., Appraisal update                              Page 22
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                                List of Exhibits
                           Ridgewood Financial, Inc.

Exhibit



1.   Market Multiples Comparison - 8/13/98 to 10/5/98

2.   Industry  Multiples -  Comparable  Group,  New Jersey  Thrifts,  All Public
     Thrifts

3.   Select Market Data - 1997-to-Date Standard Conversions

4.   Recent MHC Conversions

5.   Selected Data on all Public Thrifts

6.   Appraisal Pro Forma June 30, 1998 - Full Offering 12 Months Data Adjusted

7.   Appraisal Pro Forma June 30, 1998 - MHC 12 Months Data Adjusted

8. Offering Circular Stub Period Pro Forma June 30, 1998 - MHC 6 Months Data Unadjusted

9.   Offering  Circular  Pro  Forma  December  31,  1997  - MHC 12  Months  Data
     Unadjusted



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Ridgewood Financial, Inc., Appraisal update                              Page 23

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                                   EXHIBIT 1-9

                               [GRAPHICS OMITTED]